UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 15, 2011

(Date of earliest event reported)

RARE ELEMENT RESOURCES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-34852	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

225 UNION BLVD., SUITE 250, LAKEWOOD, COLORADO 80228

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2011, Mr. Randall J. Scott was appointed as the President and Chief Executive Officer of the Registrant.  Mr. Scott succeeds Donald E. Ranta who served as President and Chief Executive Officer since May 2007.  Mr. Ranta will remain a director and has been appointed Executive Chairman of the Board.  M. Norman Anderson who served as the Chairman of the Board prior to Mr. Ranta’s appointment will remain a director of the Registrant.

Mr. Scott previously worked for Thompson Creek Metals Company Inc. as Vice President, Corporate Responsibility and Strategy from May 2011 to November 2011 and as Director Strategic Management from August 2010 to May 2011 and as Project Sponsor Enterprise Resource Planning (ERP) Implementation from January 2010 to August 2010.  Prior to that, he served as Vice President of Metals Norwest Corp in January 2010.  Prior to that, he served as the Principal Real Estate Agent and Team Leader for Scott Home and Land Real Estate Team from 2002 until 2009. Prior to that, Mr. Scott held senior management positions with Cyprus Amax Coal Company and RAG American Coal Company from 1995 to 2001 and prior to that Mr. Scott held senior management positions with Cyprus Metals Company from 1989 until 1995.  Mr. Scott received his Bachelor of Science degree in metallurgical engineering from the Colorado School of Mines.  Mr. Scott received his Masters of Business Administration from the University of Arizona.

Mr. Scott is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Mr. Scott or a person related to Mr. Scott had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Scott pursuant to which he was selected to serve as an officer.

On December 15, 2011, the Registrant entered into an employment agreement contract (“Employment Agreement”) with Mr. Randall J. Scott pursuant to his appointment as President and Chief Executive Officer of the Registrant.  Pursuant to the terms of the Employment Agreement, Mr. Scott’s initial salary is to be set at a rate of US$240,000 per year.  Mr. Scott will be eligible to participate in all employee benefit programs of the Registrant.  Mr. Scott will also be granted stock options on a total of 200,000 shares of the Registrant’s common stock, to vest 20% every four months, exercisable at an exercise price of US$4.14 with an expiry date of December 11, 2016.  In the case of a change in ownership of the Registrant resulting in Mr. Scott’s loss of employment, the Registrant will provide Mr. Scott two years of compensation at his normal annual rate.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.02.

Item 7.01  Regulation FD

On December 15, 2011, the Registrant issued a press release announcing the appointment of Mr. Randall J. Scott as President and Chief Executive Officer of the Corporation.   A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1	Employment Agreement Contract between Randall J. Scott and the Registrant dated December 15, 2011

99.1	Press Release dated December 15, 2011*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RARE ELEMENT RESOURCES LTD. (Registrant)

Dated: December 19, 2011	By: /s/ David P. Suleski David P. Suleski Chief Financial Officer and Corporate Secretary